Exhibit 99.1

ARC GROUP WORLDWIDE, INC. CLOSES PUBLIC OFFERING OF COMMON STOCK

DELAND, FL., April 8, 2015/PRNewswire/—ARC Group Worldwide, Inc. (“ARC”) (NASDAQ: ARCW) today announced the closing of the previously disclosed registered underwritten public offering of its common stock.  ARC sold a total of 3,450,000 shares of ARC common stock at a price to the public of $5.00 per share, including 450,000 shares sold pursuant to the option to purchase additional shares granted to the underwriters by ARC in connection with the offering, which was exercised in full.

Brean Capital, LLC and Imperial Capital, LLC acted as joint book-running managers of the offering.

A registration statement relating to the shares sold by ARC was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on April 1, 2015.

Copies of the final prospectus relating to the shares may be obtained from Brean Capital, LLC, 1345 Avenue of the Americas, 29th Floor, New York, NY 10105, attention: Matt Picciano, phone: (212) 702-6536 / fax: (212) 702-6649, or by e-mail: syndicate@breancapital.com; or Imperial Capital, LLC, 277 Park Avenue, 48th Floor, New York, NY 10172, attention: Steve Dearing, phone: (212) 351-9433 / fax: (212) 351-9718.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ARC Group Worldwide, Inc.

ARC Group Worldwide, Inc. is a leading global advanced manufacturing and 3D printing service provider.  With its business founded in 1987, the Company offers its customers a compelling portfolio of advanced manufacturing technologies and cutting-edge capabilities to improve the efficiency of traditional manufacturing processes and accelerate their time to market. In addition to being a world leader in metal injection molding (“MIM”), ARC has significant expertise in 3D printing and imaging, materials science, advanced tooling, automation, machining, stamping, plastic injection molding, lean manufacturing, and robotics. For more information visit the website of ARC Group Worldwide, Inc.

Forward-Looking Statements

The forward-looking statements contained in this press release are based on ARC management’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  All such “forward-looking statements” are made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties.  These statements are not historical facts or guarantees of future performance, events or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  In particular, estimates regarding our anticipated quarterly performance are based upon currently available information; however, unpredictable events may arise before the closing of each quarterly financial period that could negatively affect actual quarterly performance outcomes.  These events may include orders that are withdrawn, delayed or returned, unexpected costs, change in currency exchange rates, and/or quality, workforce, and inventory issues.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional factors that may affect future results, please see filings made by ARC with the SEC, including its Form 10-K for the fiscal year ended June 30, 2014, Form 10-Q for the period ended September 28, 2014, and Form 10-Q for the period ended December 28, 2014, as well as our current reports on Form 8-K filed from time-to-time with the SEC.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com